                 Exhibit 10.1
November 5, 2025
Paul Saville
[Address on File]
    Re: Extension of Employment Agreement
Dear Paul:
    This letter confirms our agreement that the Amended and Restated Employment Agreement dated November 4, 2015, between NVR, Inc. and you (the “Agreement”), as it has been amended in writing pursuant to the terms thereof, will be extended, pursuant to Sections 2 and 8.3 of the Agreement, through December 31, 2026, with no other changes made to the Agreement in conjunction with this extension. Kindly sign below to confirm your agreement to this extension.
Sincerely,

/s/ Lisa McCulley
Lisa McCulley
Senior Vice President, Human Resources

Agreed and accepted:

/s/ Paul C. Saville
Paul C. Saville
Dated: November 5, 2025